SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act Date of Report (Date of Earliest Event Reported): November 18, 2001


                                 UBETIGOLF, INC,
                       D/B/A NEW ENERGY CORPORATION, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Utah                         333-38936                   87-0653434
(State of Incorporation)        (Commission File No.)         (IRS Employer No.)


      5685 La Jolla Blvd., La Jolla CA                              92037
  (Address of principal executive offices)                        (Zip Code)


5580 La Jolla Blvd., La Jolla CA, Suite 506                       92037-7651
            (Mailing address)                                     (Zip Code)


       Registrant's telephone number, including area code: (619)-615-8647

     This form 8K/A contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of factors set forth in this Form 8K/A (including those sections hereof incorporated by reference from other filings with the Securities and Exchange Commission), in particular as set forth in "Risk Factors" and set forth in the "Management's Discussion and Analysis or Plan of Operation".

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     Pursuant to a Stock Exchange Agreement (the "Exchange Agreement") the Company acquired 100% of the issued and outstanding common shares of a California Corporation named New Energy Corporation ("NEC") in consideration of 1,667,000 common shares of the Company on November 18, 2001. The Company changed its business direction to encompass alternative renewable energy.

     The Company transferred its golf software asset to the previous president of the Company in consideration for the return of 5,000,000 common shares to the authorized unissued capital stock of the Company. The total common shares issued and outstanding after transfer of the golf software asset and before acquisition of New Energy Corporation was 3,279,500 common shares. The shareholders thereafter authorized a 6 for 1 forward-split of the issued and outstanding common shares of the Company resulting in a total of 19,677,000 common shares issued and outstanding.

     The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) on November 18, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, and (ii) all directors and executive officers of the Company as a group, prior to and upon closing of the Share Exchange Agreement. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                      Name of             Amount and Nature           Percent
Title of Class    Beneficial Owner     Of Beneficial Ownership        of class
--------------    ----------------     -----------------------        --------
Common            Tor Ewald               16,002,000 shares             81.3%
                  5685 La Jolla Blvd
                  La Jolla CA, 92037

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 18, 2001, the Company consummated an acquisition agreement with New Energy Corporation ("NECO"), a California corporation, under which the Company contracted to exchange 10,002,000 newly issued shares of its restricted common stock for 100% of the outstanding capital stock of NECO. Pursuant to further stipulations of the agreement, all directors of the Company resigned from their respective positions, and upon closing, NECO's shareholders received a controlling interest in and complete management control over the Company. On November 18th, 2001, the Company elected to forward-split its common stock on a six-for-one basis. The number of common shares issued and outstanding immediately prior to the forward split totaled 3,279,500, and immediately following the forward-split were 19,677,000.

                             DESCRIPTION OF BUSINESS

     This description of NECO's Business and Plan of Operation may contain "forward-looking" statements. Examples of forward-looking statements include, but are not limited to: (a) projections of revenues, capital expenditures, growth, prospects, dividends, capital structure and other financial matters; (b) statements of plans and objectives of NECO or its management or Board of Directors; (c) statements of future economic performance; (d) statements of assumptions underlying other statements and statements about NECO and its business relating to the future; and (e) any statements using the words "anticipate," "expect," "may," "project," "intend", "plan" or similar expressions.

BUSINESS HISTORY

     New Energy Corporation was organized on April 25, 2000, under the laws of the State of Utah as UBETIGOLF, Inc. The Company was originally created as a golf themed Internet website. On November 18th, 2001 the Company completed an acquisition of New Energy Corporation, a California Corporation, and changed it business plan to become a solar energy company. The Company is currently in the process of changing its name to NECO Energy Corp. Our office is located at 5685 La Jolla Blvd., La Jolla CA, 92037. Our mailing address is 5580 La Jolla Blvd, Suite 506, La Jolla CA, 92037-7651. Our office phone number is (619)-615-8647. We currently maintain a website at www.necoenergy.com.

BUSINESS PLAN

     NECO Solar Generators convert free energy from the Sun into both electricity and thermal energy for subsequent sale at a discount below retail rates offered by local utilities. The one-time infrastructure construction cost for NECO Solar Generators is the same as, or lower than energy production facilities. Fossil fuel fired or nuclear fired plants must purchase and burn fossil fuels or bury spent nuclear fuels. NECO Solar Generators do not. Absolutely nothing is created from NECO Solar Generators except clean, cheap

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energy. NECO operations are socially and  environmentally  correct besides being economic. If comparing the technologies used within NECO Solar Generators with normal flat-plate one-Sun solar arrays; (1) NECO systems require one half the space, (2) generate electricity and thermal energy 30% longer during the day due to it's patent-pending dual-axis tracking and (3) is able to convert more of the Sun's available energy per square foot into electricity than any other manufacturer known to NECO Management throughout the world, due to the 500 to 1 high concentration and patent-pending dual-axis tracking. (4) In Management's view, the NECO Solar Generator is the only Solar Generator in the world that also captures thermal energy at the same time as it is generating electricity.
(5) Rankine Cycle turbine technology, now in the final development stages, enables the stored thermal energy to be converted into electricity on demand, twenty four hours a day, seven days a week.

     The Company's office in La Jolla, California represents the base to expand the market for NECO Solar Generators into California, Illinois, New York, New Jersey, Pennsylvania, Florida and other states that have subsidies. The State and Federal solar subsidies are in the form of rebates and tax credits. With the help of the various solar incentive programs, NECO will be able to develop the economies of scale to penetrate and compete in these energy markets. The NECO marketing program involves direct consumer contracts by strategically placed sales representatives. One approach is NECO offering each Customer an Energy Purchase Agreement ("EPA") at a 20% discount from local utility retail rates for the first five-year term. The second five-year term offers energy at a 30% discount from local retail utility prices. The Customer will also be offered a Purchase Option for the Solar Generator at the end of the second term.

     NECO has a Technology License Agreement with MegaWatt Energy Corporation ("MEC"). (See exhibit 10.4) Tor Ewald is a Vice President and a Director of MEC and currently owns 8% of MEC. Mr. Ewald is also Secretary and Treasurer of NECO and owns 81.3% of NECO. Mr. Frank Dostalek, President of MEC is on the Advisory Board of NECO. MEC and NECO are separate arms-length operating companies. Other than Mr. Ewald and Mr. Dostalek, each company has different officers, directors and operating personnel. The relationship between MEC and NECO is outlined in the Technology License Agreement. MEC manufacturers advanced proprietary designs specifically for the use by NECO (herein after referred to as NECO Solar Generators) Further, NECO has effectuated sales of solar inventory parts to MEC for the production of these generators. These High Concentration Photovoltaic ("HCPV") dual-axis tracking Electro-Thermal Solar Generators operate more hours during the day and produce more electricity per square foot than stationary flat-plate solar modules. The MEC technology also enables NECO Solar Generators to produce thermal energy at the same time. Thermal energy may be used for processing heat or to generate additional electricity on demand for locations without utility grids.

     NECO will install and service NECO Solar Generators at each location. Although MEC Solar Generators designed specifically for NECO, come with a preliminary five-year unlimited warranty, NECO will offer extended Solar Generator warranties from date of installation to entities that elect to purchase.

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     MEC  provides  NECO with 30% to 40%  factory  financing.  This,  along with potential government incentives, enables NECO to finance a substantial number of Solar Generator installations.

     NECO's operating overhead is at a minimum when compared to other typical energy producers because NECO Solar Generators convert free energy derived from the Sun into electric and thermal energy. Other forms of conventional energy production, including fossil fuel and nuclear power plants, must purchase fossil and nuclear fuels. And, in the case of nuclear power plants, the cost of nuclear waste disposal must also be included in operating overhead. In the case of fossil fuels, the cost of pollution reduction and abatement must be calculated in the final cost of the electricity.

EXECUTIVE SUMMARY

     New Energy Corporation ("NECO") draws on more than twenty years of work in renewable energy, along with prevailing conditions and opportunities now facing the energy marketplace. The global energy crisis, and more specifically the energy market dysfunction within the United States, is caused by the fluctuating prices of oil and gas. Energy has become a commodity. High Concentration technology for solar energy has been developed to a point that it is now commercially viable and competitive with other sources of energy. NECO will market and sell High Concentration Photovoltaic ("HCPV") Solar Electro-Thermal Generators, as well as sell electricity and thermal energy at prices discounted from utility rates. NECO systems have the ability to produce electricity and thermal energy in the form of hot water. NECO systems have a dual-axis tracking system allowing them to receive more direct sunlight in the course of the day than any other existing photovoltaic system. NECO Solar Generators also utilize highly efficient high concentration solar chips which are only a fraction of the size of one-Sun (stationary) flat plate solar cells and produce substantially more energy.

     Due to new emission standards for greenhouse gases, together with electric blackouts in several parts of the U.S.A., government subsidy programs have been instituted to help develop the market for renewable energies. NECO has created a strategy to augment the consumer's ability to take advantage of these government subsidies and lower the cost of the solar generators to very affordable prices. This will ultimately bring the world energy independence while saving needed capital and resources.

OVERVIEW

     Recent OPEC policies reduce oil supplies in order to maintain the price per barrel to around $25.00. Since conventional large scale electric production facilities require and consume fossil fuels, electricity prices are directly affected by the price of oil and gas. Attention has been focused on the dependency of foreign oil for our energy needs. Federal and State governments are implementing programs for at least five years to reduce that dependency via the implementation of renewable energy projects. (See Energy Foundation, National Energy Policy Fact Sheet: Utility Energy Efficiency Programs - www.ef.org/national/FactSheetUtility.cfm). The California Consumer Power and Conservation Financing Authority ("CPA") has scheduled 3,500 MegaWatts of power

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generation    infrastructure    during    the    next    five    years.    (See:
www.capowerauthority.ca.gov/EnergyResourceInvestmentPlan/main.asp). The City of San Francisco just passed their initial $100 Million bonding for solar energy infrastructure. Rebates are now available from the States of California ($4,500 per kW), Illinois, New Jersey and New York ($6,000 per kW). The Federal government allows a Solar Tax Energy Credit of 10% as a credit against amounts
due  the   IRS.   California   also   has  a  15%   Solar   Tax   Credit   (See:
http://www.californiasolarcenter.org/incentives.html).     These    and    other
incentives make long term renewable energy production feasible and commercially viable. NECO systems, in some cases are already viable without incentives, since they produce two kinds of energy. The return on investment for NECO systems is much faster than any other photovoltaic system. NECO Solar Generators produce more electricity than similar priced or higher priced flat-plate stationary solar arrays. They also generate thermal energy used for process heat or to generate additional electricity on demand from the company's Rankine Cycle turbine. By having additional energy generated, the savings increase. Therefore, more money is available for debt servicing of financed capital equipment. The ability to generate electric and thermal energy provides the Customer the advantage of reducing the cost of energy as well as offsetting potential blackouts.

     NECO's Energy Purchase Agreements (EPA) provides Customers (residential, commercial, industrial, institutional, etc.) a contract to save 20% on their existing electric and hot water costs during the first five-year term. A 30% savings over the second five-year term along with an Option to Purchase the Solar Generator at a residual value at the end of the second five-year term is available.

     On February 7, 2002, NECO entered into an amended Energy Purchase Agreement with Andrew M. Martin Company, Inc., of Gardena, California, to provide the company with High Concentration Photovoltaic ("HCPV") Solar Energy for a 10-year term. The contract includes a 300kW HCPV generator system, to be delivered by the third quarter of 2002. Such agreement was amended on March 5th, 2002. (See exhibit 10.2)

COMPETITION

     The market for solar electric power is intensely competitive. We believe this market will continue to be intensely competitive.

     There are only two other companies which produce dual-axis tracking high concentration solar generators that are known competitors: (1) ENTECH of Texas and (2) AMONIX of California. Both of these companies provide high concentration photovoltaic systems that track the Sun. (See: www.entechsolar.com and www.amonix.com). These two companies manufacture HCPV solar collectors, however, the dual-axis NECO Solar Generator differs substantially, (see the Company's web page www.necoenergy.com), from these two as well as from other solar arrays. The reason Entech and Amonix are the only two companies besides the Company which have HCPV dual axis tracking is that high concentration dual axis tracking is an emerging sector of the photovoltaic solar industry.

                                       6
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     The  proprietary  Dual-Axis  Tracking  system allows the HCPV generators to track the sun as it moves across the sky whereby the Sun's rays are continuously facing the generators at a 90 degree angle of incidence.

     One-Sun flat plate solar cells normally found with non-tracking arrays are made of Silicon and achieve a maximum efficiency of 15%. A maximum of only 15% of the available electricity can be converted from the Sun's available energy by use of one-Sun flat plate solar panels. Flat plates are mounted in a fixed position and can only obtain their maximum efficiency when the Sun is almost directly perpendicular to them. This reduces their time period of maximum production efficiency. One-Sun flat plate solar panels do not produce thermal energy. NECO Solar Generators concentrate sunlight by focusing very high energy content light onto a small area.

     NECO Solar Generators have the advantages of (1) dual-axis tracking that enables the Solar Generator to track the Sun year-round from sunup to sundown and (2) at the same time produce both electric and thermal energy. The significant advantage of the NECO HCPV Dual Axis Tracking Solar Generator over the one-Sun flat plate solar panels is that NECO Solar Generators co-generate electric and thermal energy simultaneously and provide over 50% more system efficiency. There are two reasons for this: (1) NECO Solar Generators are able to capture 30% more daily Sun hours which directly relates to 30% more delivery of electricity and (2) by capturing and delivering thermal energy. The NECO Solar Generator produces this additional thermal energy and in so doing obtains almost twice the amount of income (or savings) from the same piece of equipment. In addition, NECO Solar Generators also possess the capability to convert the thermal energy into electric energy with a Rankine Cycle turbine sub-system add-on. This is unavailable via one-Sun solar panels. The net economic result is that a NECO Solar Generator fully pays for itself within less than one half the periods as other forms of renewable energy systems. Fossil fuel generators require substantially more time to achieve a break-even point. The on-going requirement to purchase fuels to feed these fossil fuel generators is not a requirement of NECO Solar Generators. The low profile, low weight NECO HCPV Dual Axis Tracking systems are efficient and cost effective, especially when compared to traditional energy production generators.

     In order to produce electricity, utilities require and consume large quantities of fossil fuels. Energy prices to utility customers are directly related to oil and gas prices and these prices constantly fluctuate. Other factors include plant maintenance, energy loss over long distance distribution grids and overhead. Each NECO system is fuel free, because it receives energy from an eternal source, the Sun. NECO systems require minimum maintenance and because they are installed on the customers' property, energy losses are reduced to a negligible factor, thus not affecting the final energy price. "Energy losses" described herein refer to losses attributed to line-loss while distributing electricity from the central electric production plant (like a hydroelectric damn; oil, gas, coal fired or nuclear facility) to the end user.

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In the case of the Los Angeles Dept. of Water and Power;  they have a coal-fired plant in Delta, Utah. There is an approximate 20% line-loss of power from Delta to L.A.

     Other losses include step-down transformers. It is easier and more economic to send high voltage through the grid and to thereafter convert (transform) the energy from 12 kV or higher to the normal 110 volts, 220v or 480v used by the majority of utility customers. This process also contributes to additional losses. Energy is converted from sunlight into direct current (DC) and is processed through an Inverter into alternating current (AC) for local use. These inverter losses are insignificant when compared to losses from the grid.

MATERIALS AND PRINCIPLE SUPPLIERS

     NECO, through its Technology License Agreement with MegaWatt Energy Corporation ("MEC"), benefits from MEC's relationships with its suppliers and subcontractors. MEC of California, the manufacturer of High Concentration Photovoltaic Dual Axis Tracking Solar Electro-Thermal Generators has Solar Generator models uniquely designed specifically for NECO. The supplier and subcontractor agreements include:

1. The Energy Corporation of Mexico, a subcontractor of MegaWatt Energy Corporation, providing low cost materials and labor for the fabrication of Solar Generator sub-systems and structures.
2. Spectrolab of California, a 100% owned subsidiary of Boeing which produces gallium arsenide HCPV chips used in NECO Solar Generators.
3. SunPower Corporation of California, which produces specialized HCPV silicon chips used in NECO Solar Generators.
4. Fresnel Optics and 3M Corporation both produce Fresnel lenses which multiply and focus the Suns energy on the HCPV solar chips.

MANAGEMENT

     NECO management and advisory team has a breadth and depth of experience and is committed to the long-term objective of developing a world-wide platform and market for the NECO Solar Generator product line. The executives and technical support team are the core scientists and engineers that originally developed HCPV Solar chips and have in their business history, manifested the skills and abilities that are incumbent for a business plan with the scope and dimension of NECO to succeed.

     THE NECO MANAGEMENT TEAM INCLUDES:

1. John McDonald, President/Director: Since 1986, Mr. McDonald has served as Sales and Marketing Director of several sector-leading corporations with emerging products and services. BS, Marketing, University Nevada Reno.

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2.   Matt Rogers,  Vice-President/Director:  For the period 1995 to present, Mr.
     Rogers has served in positions for Business Development of several financial institutions including City National Bank, Imperial Bank and Silicon Valley Bank. BA - International Relations; MBA - Finance, Brigham Young University 1992.

3. Tor Ewald, Secretary/Director: Since 1990, Mr. Ewald has served in management positions for several alternative-renewable energy companies including The Energy Company of Mexico and MegaWatt Energy Corporation. BA Economics UCSD.

     THE ADVISORY TEAM INCLUDES:

1. Frank Dostalek: Formerly Photovoltaic Director, Electric Power Research Institute (EPRI), Palo Alto and responsible for the development funding of High Concentration Silicon Solar Cells.

2. David Boylin, Ph.D.: Chief Engineer for Rankine Cycle turbine and thermal systems.

3.   Wai Ping Li: Chief Engineer for HCPV solar chip manufacturing.

4. William Wong, Ph.D.: Chief Engineer for computer tracking systems and electronics.

5.   Bennet Kaye: Chief engineer for Inverter manufacturing.

6.   John Sedlak: Chief Engineer in charge of chemical engineering.

MAJOR CUSTOMERS

     NECO's marketing strategy is to focus upon residential, commercial, industrial and institutional customers, thus not depending on a few major customers.

     The Company's marketing plan is headed in two directions:

A. HCPV Electro-Thermal Solar Generator Product Line: The proprietary model NECO Solar Generator product line is provided by MegaWatt Energy Corporation through a Technology License Agreement. (These product types consist of three
(3) Residential Solar Generators- ranging from 2.5 kW to 5.5 kW with installed costs between $30,000 and $70,000; three (3) Commercial Solar Generators ranging from 35 kW to 100 kW with installed costs between $290,000 and $1 million; four
(4) Industrial Solar Generators ranging from 250 kW to 5MW between $2.5 Million and $37.5 Million and; four (4) Utility Scale Solar Generators ranging from 50MW to 1 GigaWatt. The price difference of each size category reflects the savings in infrastructure under which the Solar Generators are installed; along with savings due to manpower, mobilization of installation equipment, permits and electric hook-up costs and fees. The Company is poised to expand its Agreement

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with MEC for the proprietary  model NECO HCPV Solar Generator product line which is designed to achieve high-dollar-volume distribution. The U.S. marketing blueprint is designed to utilize existing government subsidies.

B. NECO plans to focus primarily on installing Solar Generators in the states of California, Illinois, New Jersey and New York to take advantage of the existing government subsidies, which subsidies should finance the installation of such units. Sales of NECO HCPV Solar Generators in regions without government subsidies may be completed using lease financing. It is planned that the Customer will be provided a five-year lease with NECO and will enter into a Shared Savings Agreement with NECO. The NECO marketing blueprint is designed to shift the focus during 2005 toward utility-scale installations. Management foresees the cessation of government subsidies for alternative renewable energy occurring within approximately five years, at which time HCPV Solar Generators will have matured within the scale of economics for the marketplace.

C. Electric and thermal energy: Through implementation of the Energy Purchase Agreement (EPA), NECO will provide electricity and thermal energy (hot water) to its Customers. The Agreement provides the customer energy at a 20% discount of the local utility prices over a preliminary five-year term. A 30% discount over a second five-year term and the Option to Purchase the HCPV Solar Electro-Thermal Solar Generator for the residual value of the system at the end of that second term.

CURRENT CONTRACTS

     MegaWatt Energy Corporation assigned to NECO, by reference of a Technology License Agreement with MegaWatt Energy Corporation, a Purchase Order Sale to Distributive Power Systems ("DPS") of a collective group of Solar Generators entailing four (4) MegaWatts of HCPV Electro-Thermal Solar Generators priced at $36,000,000. (See Exhibit 10.3)

     NECO has amended its previous Energy Purchase Agreement with Andrew Martin Corporation to increase the size from 220 kW to 300 kW priced at $2,850,000. (See Exhibit 10.2).

                                  RISK FACTORS

FUTURE TECHNOLOGY MAY DECREASE NECO'S COMPETITIVE ADVANTAGE

     New and different technology(s) may be invented by others to cheaply generate electric and thermal energy and which may have infrastructure costs lower than the Company. This may cause demand for NECO Solar Generator to decrease or cease altogether.

RELATIONS BETWEEN THE UNITED STATES OF AMERICA AND THE UNITED STATES OF MEXICO MAY BECOME TENSE

     The governments of the U.S.A. and Mexico could become estranged causing NAFTA regulations to be invalidated. Therefore low cost labor from Baja California for portions of the NECO Solar Generators could be increased. If this were to occur, the price of the Company's Solar Generators would rise, thus reducing potential profit margins.

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STATES MAY NOT ALLOW THE COMPANY TO OBTAIN CERTAIN REBATES OR TAX INCENTIVES AND
THE SOLAR GENERATORS MAY NOT BE APPROVED FOR INSTALLATION

     Certain state regulations mandate that solar equipment must be approved by nationally accredited testing organizations. These organizations do not at present have protocols in place which enable them to test the MEC or MEC produced NECO Solar Generators due to the technology being so new. If the Solar Generators are not approved by these organizations, some states may not allow the company to obtain certain rebates or tax incentives and the Solar Generators may not be approved for installation. Although the Solar Generators used by the Company have received approval from the Los Angeles Department of Building and Safety and comply with Rule 21 of the California Public Utilities Commission, there may be certain locations where these Solar Generators may not be installed.

LACK OF ENOUGH SOLAR CHIPS TO PRODUCE SOLAR GENERATORS

     At this time, the Company does not manufacture its own solar chips. There are only two companies in the world known to management capable of manufacturing same. If, for some reason, due to extreme natural causes or corporate restructure or if either of these chip manufacturing companies are unable to fulfill solar chip orders, NECO Solar Generators would only be able to produce thermal energy, thus substantially limiting the potential revenues, until a suitable new source became available.

     Spectrolabs, the 100% owned subsidiary of Boeing providing the Company solar chips used within its Solar Generators, may cease operations for various reasons, including earthquake (as it is situated in Sylmar, CA), or other natural or economics factors outside its control; thereby causing the Company to rely only upon the remaining SunPower company for the volume of chips required to meet pending and projected demand.

NO ASSURANCE OF OPERATING PROFITS

     While NECO's executive management provides it with experience and recognition in the alternative-renewable energy business, NECO has no operating history as it is currently structured. Because of the nature of NECO business, and its lack of operating history under its current structure, historical results of operations may not be indicative of future financial operating results and future financial performance is unknown. There is no assurance the company will show operating profits.

NECO IS DEPENDENT UPON THE EXPERIENCE AND KNOWLEDGE OF ITS KEY PERSONNEL

     The operations of NECO will depend to a great extent on the efforts and expertise of the company's executive officers, directors and advisory/support staff. A change in key personnel could impact company viability.

NECO IS DEPENDENT UPON ITS RELATIONSHIP WITH MEGAWATT ENERGY CORPORATION

     NECO is dependent upon MegaWatt Energy for supplying the Company with its solar generators. If, for any reason, this relationship should cease, the Company would be placed in a very adverse position.

     The  majority of the top  executives  of the Solar  Generator  manufacturer
MegaWatt Energy Corporation are pilots and if one or more were to be unfortunately involved in an aircraft collision or accident, it would cause the Company's ability to manufacture Solar Generators to be severely compromised.

NO EMPLOYMENT CONTRACTS

     NECO has no employment contracts with any individuals who can be classified as management. The Company carries no key man insurance on any of these individuals, although Tor Ewald is the majority shareholder of NECO. In addition, it is not anticipated that the Company will maintain key man insurance with any of its senior management or other employees, although the Company, in its discretion, may enter into employment contracts with such management or employees in the future, as it deems appropriate.

MANAGEMENT OWNS ENOUGH SHARES TO CONTROL SHAREHOLDER VOTES

     Tor Ewald, an Executive Officer and Director of NECO, beneficially owns approximately 81.3% of the outstanding common stock. Mr. Ewald will be able to exercise his controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters. The effects of such stock ownership could be to delay or prevent a change of control of NECO unless the terms are approved by such shareholder.

ISSUANCE OF ADDITIONAL COMMON STOCK WILL REDUCE INVESTOR'S PERCENTAGE OWNERSHIP

     The future issuance of all or part of the remaining authorized common stock could result in a substantial reduction in the percentage of NECO's common stock held by its then shareholders, including purchasers of the shares offered herein. No vote of the shareholders is required for the issuance of additional common stock or the issuance of preferred stock. NECO may determine to issue common stock for future acquisitions, or other items, or may sell shares of its common stock at a price lower than the price paid by any purchaser hereof. Such issuance may have the effect of diluting the value of the shares held by its then shareholders and might have a material adverse effect on any trading market, providing a trading market remains in effect for the company's securities.

ABSENCE OF CASH DIVIDENDS

     The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of NECO, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

THERE IS A LIMITED MARKET FOR NECO'S SECURITIES

     NECO's stock is currently traded on the Other OTC, otherwise known as the "Grey Market". NECO securities are not listed on any stock exchange or quoted on the Pink Sheets or the OTCBB. Other OTC trades are reported to the NASD so investors can track price and volume, however bids and offers are not collected in a central spot so best execution of orders is difficult.

THE COST OF TRADITIONAL ENERGY SOURCES, SUCH AS OIL AND NATURAL GAS, MAY DECREASE MAKING SOLAR ENERGY LESS BENEFICIAL

     The cost of oil and gas may go down considerably. A low cost form of these traditional sources of energy may reduce the economic advantage of solar energy.

EXISTING TAX INCENTIVES MAY BE REDUCED OR CEASE TO EXIST

     The existing tax incentives offered by the Federal and State governments; along with state government rebate programs may be lobbied out of existence or expire without being renewed; therefore causing the Company the inability to easily finance its Solar Generators.

NET METERING MAY CEASE TO EXIST

     Net Metering regulations in various States may cease to exist thereby not enabling the Company's Solar Generators to be connected to the grid.

     Net Metering regulations: http://www.nationalwind.org/resources/windrel/ netstate.htm Electricity produced from renewable sources may exceed the amount of electricity used by the location where the Solar Generator is installed. If this occurs, the excess energy is in essence "banked" into the local utility grid for later use and the meter runs backwards. When the sun goes down and electricity is no longer produced by the Solar Generator, electricity is delivered by the grid and the meter runs normal. At the end of the billing period, if the amount of electricity delivered by the grid exceeds that delivered by the Solar Generator, the utility is paid for the number of kiloWatt hours it has delivered. If more electricity is delivered into the grid than used by the Customer, the utility does not pay, and nor does the Customer.

FRESNEL LENS MANUFACTURERS MAY CEASE TO BE MANUFACTURED

     Fresnel Optics and/or 3M Corporation who supply Fresnel lenses to the Company for its Solar Generators may cease manufacture; thus causing the Company to only rely upon its parabolic reflector type Solar Generators as its sole type Solar Generator. This would substantially impact the effectiveness of the MEC generators.

NECO'S SOLAR PARTS INVENTORY IS NOT INSURED

     NECO's solar parts inventory, once assembled, is capable of producing 2 MegaWatts of energy per hour. Should such parts be destroyed or ruined by an unforeseen event, the majority of NECO's assets will be depleted since these parts are not uninsured.

                         MANAGEMENT'S PLAN OF OPERATION

     This  report  contains  forward-looking  statements  within the  meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results and events could differ materially from those projected, anticipated, or implicit, in the forward-looking statements as a result of the risk factors set forth below and elsewhere in this report. With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties.

     The following discussion should be read in conjunction with the financial statements of the Registrant and notes thereto contained elsewhere in this report.

BUSINESS STRATEGY

     On November 18, 2001, UBETIGOLF Inc. executed an agreement to acquire 100% of the issued stock of New Energy Corporation. New Energy Corporation became a wholly owned subsidiary as of the date of closing. The existing officers and directors of the company appointed John McDonald, Matt Rogers and Tor Ewald as Directors of the Company and resigned effective the closing of the transaction. The Company has been transacting business under the name, New Energy Corporation ("NECO"). The Company is currently in the process of changing its name to NECO Energy Corp.

     The Company plans to sell the energy produced to host customers that sign multiple five (5) year Energy Purchase Agreements (EPA's). The Company plans to collect free sunlight and hopes to earn income from host customers who receive a 20% discount of delivered energy rates when compared to retail utility prices for electricity and thermal energy. The Company additionally develops funding sources to fulfill host customer orders for Solar Generators. The Company may sell Solar Electro-Thermal Generators in lieu of selling energy.

     HIGH CONCENTRATION PHOTOVOLTAIC ("HCPV") SOLAR GENERATOR PRODUCT LINE: HCPV Solar Generators utilize miniature 1/4"-square concentrator gallium-arsenide solar chips that yield between 15 and 20 Watts electric energy per chip. There are two types of solar electric/thermal generators offered by the Company - one that reflects sunlight and one that refracts sunlight. The reflection system houses the solar chips in a mirrored parabola that reflects the sunlight onto a string of solar chips mounted on a cooling channel - which is how thermal energy is also collected. The refraction system utilizes a Fresnel lens to concentrate the Sun's rays - up to 500 times - onto a string of solar chips mounted on the cooling channel. A Dual Axis Tracking system enables the HCPV Solar Generator to receive perpendicular solar radiation producing energy 30% more hours per day and at a higher rate of energy production per hour than stationary (fixed) or non-tracking systems.

     The NECO product line consists of 14 systems. 3 Residential Systems - ranging from 2.5kW to 5.5kW, 3 Commercial Systems - ranging from 25kW to 100kW, 4 Industrial Systems - ranging from 250kW to 5MW and 4 Utility Scale Systems - ranging from 50MW to 1,000MW (1 GigaWatt).

     NECO purchases its proprietary HCPV Solar Generators from its Technology Licensor, MegaWatt Energy Corporation. NECO has a Technology License Agreement with MegaWatt Energy for a proprietary NECO HCPV Solar Generator product line

     Under terms of the License Agreement, NECO fulfills customer orders on a partial up front payment from funding sources, which are guaranteed 100% recovery of payment via in-place government rebates.

     The balance of the payment is deferred based on equipment sales, lease or energy purchase revenues that are derived from Customers. NECO sells/leases solar generators or both electric and thermal (where applicable) energy to the Customer and disburses a portion of the realized revenues to the funding sources and to pay its Technology Licensor/Manufacturer, MegaWatt Energy Corporation for factory financing.

     Currently, the Company's HCPV Solar Generator provider is in the process of manufacturing solar generator systems to fulfill initial installation requirements. The Company owns an inventory consisting of component parts inventory to produce enough HCPV Solar Generators to generate over 2 MegaWatts. The Company has interest from a number of Customers to purchase electric and thermal energy contingent upon the installation of HCPV Solar Generators. The Company is in the process of developing funding sources to complete the installation of Solar Generators at the sites under contract. These funds will be raised through various financial arrangements including federal and state tax incentives, state rebates and revenue participation programs. The Company believes it has sufficient inventory to generate cash reserves by selling such inventory to MEC. The Company believes that the sale of such inventory should be sufficient to meet its operational overhead for the next calendar year. The Company intends to fund the Company's business plan from future revenues and equity financing.

EMPLOYEES

     The Company has three employees, John McDonald, President; Matt Rogers, Vice-President and Tor Ewald, Secretary/Treasurer. The Company utilizes the services of MegaWatt Energy Corporation engineers as per the Technology License Agreement to assist with business development, financial development and business strategy.

RESULTS OF OPERATIONS

     Since the date of the acquisition of New Energy Corporation, the Company began engaging in start-up operations including organizational activities, capital acquisition, promotional and sales efforts and initial equipment deployment. HCPV solar generator systems have been ordered for five host Customer sites for installation. Existing contracts include: (A) 4 MegaWatts ordered from MEC by Distributive Power Services ("DPS") which were assigned to NECO; (B) 300 kW for Andrew Martin Corporation.

LIQUIDITY AND CAPITAL RESOURCES

     Operating expenses average $15,000 per month and have been paid from cash reserves. The Company hopes to arrange additional financing through a private placement offering in the upcoming year. Management is also communicating with several funding sources, utilizing government tax incentive and subsidy programs, for the placement of HCPV Solar Generators at host customer sites. In the event this offering is not sold or completed, capital resources for operations and production is expected to be provided by short-term financing derived from the State and municipal buy-down (rebate) programs. Various solar rebate applications have been made and are currently being processed. The interim short-term financing is available from several sources, including leasing companies, subject to financial statements provided by Customers.

     In the event the Company is not able to achieve requisite equity funding it seeks, in part or whole, management is of the view that Company-owned inventory, capable of producing over 2 MegaWatts of Solar Generators will be utilized to fulfill Customer orders, and will generate adequate retained earnings to finance NECO for market penetration and expansion. However, there is no assurance that the Company will be able to sell this inventory, or that the revenues generated from the sale of such inventory will be sufficient to maintain the Company as a going concern.

ADDITIONAL RISK FACTORS

     In the event the Company: (a) fails to make delivery of its HCPV Solar Generators in a timely manner; (b) is unable to access adequate funding sources to fulfill partial up front payments for Customer orders; or, (c) realizes an unforeseen market or technological advent; the Company may find itself in a liquidity and capital resource crises from which it cannot recover and, (d) The Parts Inventory is not insured. The Solar Parts Inventory is stored in a warehouse in Mexico. The facility has personnel working during the day and is guarded 24 hours a day. The warehouse is made of cement and metal and the raw materials used to create the Parts Inventory are silicon, steel, ceramics, various types of metal wire and metal casings. Although the warehouse is located on an escarpment above the majority of Tijuana, high rain may cause damage to some of the Inventory. Fire may also cause damage to the Inventory. The effects of one or both of these occurrences, or any other unforeseen event, would cause the Company to purchase additional parts inventory and components in order to have manufactured and delivered Solar Generators for sale or for installation and subsequent sale of energy to Customers.

DESCRIPTION OF PROPERTY

     NECO maintains their offices at 5685 La Jolla Boulevard, La Jolla, CA 92037. The Company holds a lease for the term of one year with one year renewable, the lease having commenced on February 1, 2002. (See exhibit 10.1)

     NECO has a solar parts inventory, once assembled, is capable of producing 2 MegaWatts of energy per hour. These solar parts are currently stored in a warehouse in Mexico.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 22nd, 2002 with respect to the beneficial ownership of common stock by (i) each person who to the knowledge of the Company, beneficially owned or had the right to acquire more than 5% of the Outstanding common stock, (ii) each director of the Company and (iii) all executive offices and directors of the Company as a group.

                      Name of              Amount and Nature          Percent
Title of Class    Beneficial Owner      Of Beneficial Ownership       of class
--------------    ----------------      -----------------------       --------
Common            Tor Ewald                16,002,000 shares           81.3%
                  5685 La Jolla Blvd
                  La Jolla CA, 92037

Common            John McDonald                    -0-                  0.0%
                  5685 La Jolla Blvd
                  La Jolla CA, 92037

Common            Matt Rogers                      -0-                  0.0%
                  5685 La Jolla Blvd
                  La Jolla CA, 92037

Common            Officers and Directors
                  as a Group.              16,002,000 shares           81.3%

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The names, ages, and respective positions of the directors, executive officers and key employees of NECO are set forth below. The directors named below will serve until the next annual meeting of NECO's stockholders or until their successors are duly elected and have qualified. Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of NECO. There are no longer any promoters of NECO. There are no current legal proceedings involving the directors NECO. (Please see section titled Legal Proceedings to see past legal proceedings).

     JOHN MCDONALD, PRESIDENT/DIRECTOR NECO: Age: 37

     John McDonald is also the President and CEO of Broadband Direct. His most recent experience was with the Meyers Group as VP of Sales. There he oversaw the company's services to 75 of the top housing markets in the United States. Along with working with the top 100 builders in the nation Mr. McDonald's responsibilities include speaking at local & national industry events on technology and market research. He has held management positions in diverse industries, including vertical market software, Internet marketing, and the real estate market. He has had experience consulting on a broad spectrum of residential and commercial properties. He has a BS in Marketing and has 15+ years in marketing and senior management.

     Meyers Group 11/2000 - 7/2001, Irvine, CA,V.P. Sales. Managed all levels of the TMG sales department. Identified & developed sales strategies and implementation process in new retail markets. Developed annual sales strategy and implementation process - increased company net income 26%. Increased revenues while decreasing expenses. Participated in all strategic processes that improved the efficiencies and marketability of products. Coached and manage the Directors, Regional Sales on leadership skills. Establish clear goals and sales expectations for Directors, Regional Sales and Account Executives.

     NewHomeNetwork.com 1/2000 - 11/2000, a Classified Ventures Company, Chicago, IL., Director of Sales. Responsible for all sales of Internet Services on market sites including the increase of sales on 134 Affiliate Newspaper sites (i.e., Los Angeles Times, Chicago Tribune, Washington Post...). Managed affiliate managers, national sales force, inside sales team and direct sales efforts nation-wide. Spoke at local and national events on advanced Internet marketing techniques. Experience selling to national accounts at CEO/VP level. Developed co-branded alliances and distribution partners. Increased sales over 45%. Implemented sales systems, CRM, budgets, sales quotas and market goals.

     HomeBuilder.com / A HomeStore.com Company 1998 - 2000, Salt Lake City, Utah, Division Sales Manager / Internet Marketing Consultant. Responsible for all sales of Internet services on market sites (41% net income for market). Opened new markets with full product line. Pre-sales consultation to clients. Networked with local associations. Trade shows, customer seminar support through presentations & attendance. Developed co-branded alliances and distribution partners.

     LaserMed, Inc. & ULTRACAM, 1996 - 1998, Sales Rep. International BIOLASER / Directed Energy/ Premier Laser, 1992, 1996, VP Ion Laser Technology, 1990-1992, Director, Sales & Marketing

     MATT ROGERS, VICE-PRESIDENT/DIRECTOR NECO: Age: 43.

     Mr. Rogers has served in positions for Business Development of several financial concerns.

     City National Bank, Vice President/Senior Relationship Manager. 2000/2001. Managed state-wide technology lending portfolio.

     Imperial  Bank  1998-2000,   V.P.  Business   Development  Emerging  Growth
Division. Managed new business development in Southern California.

     Bayview Bank, Bayview Business Credit VP Region Manager 11/96-1/98, Newport Beach,CA.

     TOR EWALD, SECRETARY/DIRECTOR NECO: Age 36

     Since 1990, Mr. Ewald has served in management positions for several alternative-renewable energy companies including The Energy Company of Mexico and MegaWatt Energy Corporation. BA Economics UCSD. Internacional Medical Services, 1997-2002, sales and marketing. The Energy Company of Mexico: 1990 to present. Technology Consultant MegaWatt Energy Corporation: commencing 02/2001,Vice President, Marketing.

PROMOTERS

     Geneva Financial Ltd., a broker-dealer domiciled in Panama City, Panama, served to facilitate the acquisition of the California Corporation: New Energy Corporation, by UBETIGOLF Inc., the Utah Corporation. Additionally, Geneva Financial Ltd. coordinated the appointment of Magnum Financial Group L.L.C., a Los Angeles based Investor Relations Firm. Geneva Financial Ltd., and Magnum Financial Group L.L.C. worked with the Company for the period November 1, 2001 through January 17, 2002. Subsequent to January 17, 2002, the Company served notice to Geneva Financial Ltd. to discontinue its services on behalf of the Company. Also, the Company and Magnum Financial Group L.L.C. severed its business relationship at the end of January 2002. The Company did not effect any service fees to either Geneva Financial Ltd. or Magnum Financial Group L.L.C. Geneva Financial, LTD and Marcelino Colt were named in the law suit by the SEC, as was Magnum Financial Group, LLC and Magnum's President, Michael S. Manahan. (See section titled Legal Proceedings)

EXECUTIVE COMPENSATION

     The management and support staff of the Company, including majority stockholder, Tor Ewald, are currently working without any form of compensation. The management and support staff will realize future compensation upon the occurrence of sales revenues converted to income and/or funding in the form of additional paid in capital.

     There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Registrant in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the Registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MEGAWATT ENERGY CORPORATION ("MEC") RELATIONSHIP WITH NECO

     NECO and MEC have a Technology License Agreement (Exhibit 10.3) wherein MEC manufacturers a proprietary model line of Solar Generators specifically designed to NECO requirements. Tor Ewald, the majority owner of NECO, currently owns eight percent (8%) of MEC, and is an Officer and Director of MEC. At the time the Technology License Agreement was signed, Mr. Ewald was a 60% shareholder of MEC. Mr. Ewald has since transferred 52% of the shares he had held in MEC to third parties.

     NECO has a related party receivable totaling $59,130.00 from MegaWatt Energy Corporation. This was derived from the sale of certain solar energy inventory parts to MegaWatt for $79,000.00

     For each of the transactions noted above, the transaction was negotiated, on the part of the Registrant, on the basis of what is in the best interests of the Registrant and its shareholders. In addition, in each case the interested affiliate did vote in favor of the transaction; however, the full board of directors did make the determination that the terms in each case were as favorable as could have been obtained from non-affiliated parties.

     Certain of the officers and directors of the Registrant are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain potential conflicts of interest, such as those set forth above with the transactions, may arise between the Registrant and its officers and directors. The Registrant will attempt to resolve such conflicts of interest in favor of the Registrant by carefully reviewing each proposed transaction to determine its fairness to the Registrant and its shareholders and whether the proposed terms of the transaction are at least as favorable as those which could be obtained from independent sources. The officers and directors of the Registrant are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Registrant's affairs. A shareholder may be able to institute legal action on behalf of the Registrant or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Registrant.

SHARE PURCHASE

Following the acquisition of New Energy Corporation, Tor Ewald, the Company's Secretary and Director, entered into a private share purchase agreement with Burke Maxfied, the Company's former Officer and Director for the purchase of 6 million post split shares.

LEGAL PROCEEDINGS

SEC LITIGATION

     On January 18th, 2002, the Securities and Exchange Commission temporarily suspended trading of the Company's stock for a 10 day period. On February 1st, 2002, the Commission filed a complaint against the Company, the Company's Secretary and Treasurer, Tor Ewald, Burke Maxfield, the Company's former officer and director, as well as other parties that facilitated the acquisition of New Energy and various other relief defendants and promoters. (Securities and Exchange Commission v. New Energy Corp., et al. Civil Action No. CV-02-989-MMM (C.D. Cal) Copies of complaint can be seen at SEC's website: www.sec.gov.

     The Company, and Tor Ewald, have entered into a final judgment in which they consented, without admitting or denying the allegations of the complaint to the entry of an injunction against it from violating the federal securities laws in the future. Neither the Company nor Mr. Ewald, were required to pay any type of penalty.

AES NEW ENERGY VS. NEW ENERGY CORP.

     AES NewEnergy filed suit in the United States District Court for the Central District of California alleging trademark infringement in early 2002. (Case Number 02-00627-DDP-CTx) NECO has entered into a settlement agreement with AES NewEnergy, agreeing not to use the name "New Energy", among other provisions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our Common Stock is currently traded on the "Other OTC", sometimes referred to as the Grey Market under the symbol NECO. NECO is not listed on any stock exchange or quoted on the Pink Sheets or the OTC BB. Our Company had been trading on the OTC BB until January 18, 2002, when trading in the stock was halted and our stock was subsequently de-listed from the OTC BB on January 28th, 2002 for failure to comply with Rule 15c-211. The following table sets forth the quarterly high and low bid prices for our Common Stock as reported by the Pink

Sheets, LLC for the year 2001. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions. Please note that our stock began trading under the symbol UBGF on February 28th, 2001. We effectuated a 6 for 1 stock split on November 18th, 2001 and began trading under our new symbol name, NECO, on November 28th, 2001.

                        Closing Ask                           Closing Bid
                  -----------------------               ----------------------
Date              High                Low               High               Low
----              ----                ---               ----               ---

2001
----
Nov 28 thru
Mar 30            .10                 .10              None               None
Apr 2 thru
June 29           .125                .05              None               None

July 2 thru
Sept 28           .07                 .05              None               None

Oct 1 thru
Nov 28            .07                 .07              None               None

Nov 29 thru
Dec 31           6.375                .01              10.05              3.75
(After a
6 for 1 split)

     As of March 22nd, 2002, NECO had approximately 33 stockholders of record (not including shares held by brokers or in street name) of the 19,677,000 shares outstanding. NECO has never declared or paid dividends on our Common Stock

     It is NECO's plan to have a Form 211 re-filed to be readmitted onto the OTC BB in the near future.

RECENT SALES OF UNREGISTERED SECURITIES

     UBIG issued 6,000,000 shares of UBIG's restricted common stock to UBIG's founder, Burke T. Maxfield, in connection with UBIG's organization in April 2000. The shares were issued for consideration consisting of $10,000 cash and the assignment of Mr. Maxfield's right, title and interest in and to UBIG's Software. The securities issued in the foregoing transaction were issued in reliance on the exemption from registration and the prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Section 3(b) and/or Section 4(2) of the Securities Act and the regulations promulgated thereunder.

     Pursuant to the Acquisition Agreement with New Energy Corporation, Tor Ewald, the Company's Secretary and Director, was issued 1,667,000 pre -split shares. (The shares were subsequently forwarded 6 for 1)

DESCRIPTION OF SECURITIES

GENERAL

     The Registrant is authorized to issue one hundred million shares of common stock, par value $0.001 per share (the "Common Stock") and five million shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). NECO has 19,677,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of March 22nd, 2002. Although NECO's Board of Directors has no present intention to do so, the Board of Directors has authority, without action by or vote of NECO's Shareholders, to issue all or part of the authorized but un-issued shares. In addition, NECO's Board of Directors has authority, without action by or vote of NECO's Shareholders, to fix and determine the rights, preferences, and privileges of the Preferred Stock, which may be given voting rights superior to that of the Common Stock, which power may be used to hinder or deter a takeover proposal, should any occur. Any issuance of additional shares of Common Stock or Preferred Stock will dilute the percentage ownership interest of Shareholders and may further dilute the book value of NECO's shares.

COMMON STOCK

     The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire board of directors and, if they do so, minority shareholders would not be able to elect any persons to the board of directors. The Registrant's bylaws provide that a majority of the issued and outstanding shares of the Registrant constitutes a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws. Shareholders of the Registrant have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Registrant seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

PREFERRED STOCK

     The authority to issue the Preferred Stock is vested in the Board of Directors of NECO, which has authority to fix and determine the powers, qualifications, limitations, restrictions, designations, rights, preferences, or other variations of each class or series within each class which NECO is authorized to issue. The above described authority of the Board of Directors may be exercised by corporate resolution from time to time as approved by the Board of Directors.

NON-CUMULATIVE VOTING

     The holders of shares of Common Stock of NECO do not have cumulative voting rights. Thus, the holders of more than 50% of such outstanding shares, voting for election of directors, can elect all of the directors to be elected, and in such event, the holders of the remaining shares will not be able to elect any of NECO's directors. At this time, Tor Ewald, the Company's secretary owns 16,002,000 shares or 81.3% of the Company and can elect all the directors.

TRANSFER AND WARRANT AGENT

     NECO's transfer agent is Colonial Stock Transfer Company, 66 Exchange Place, Salt Lake City, Utah 84111, Telephone (801) 355-5740 and Facsimile (801) 355-6505.

REPORTS TO SHAREHOLDERS

     NECO intends to furnish its shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year, commencing with the next fiscal year. In addition, NECO may, from time to time, issue unaudited interim reports and financial statements, as may be required under the Securities Exchange Act of 1934, as amended.

DIVIDEND POLICY

     The holders of Common Stock are entitled to dividends when, and if, declared by the Board of Directors from funds legally available therefore, subject to any preference on preferred stock, if applicable, which may then be outstanding. NECO has not paid a dividend since its incorporation. Because NECO is in the formative stage and will be engaged in start-up operations for the next several years, it is not anticipated that funds will be available for the issuance of dividends in the foreseeable future.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 16-10a-901 through 909 of the Utah Revised Business Corporation Act provides in relevant parts as follows: (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. (3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in 1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. (4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to 37 a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the Utah Revised Business Corporation Act. The Registrant's articles of incorporation and bylaws provide that the Registrant "may indemnify" to the full extent of its power to do so, all directors, officers, employees, and/or agents. It is anticipated that the Registrant will indemnify its officers and directors to the full extent permitted by the above-quoted statute. Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LIMITATIONS ON LIABILITY

     The state of Utah has enacted a statute limiting the liability of officers and directors of NECO and its shareholders in certain circumstances. Management has determined that it would be advantageous for NECO to include such indemnification in its Articles of Incorporation to include the protections provided to officers and directors of NECO pursuant to Section 16-10a-841 of the Utah Revised Business Corporation Act. The indemnification would eliminate the personal liability of a director to NECO or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm to the corporation or the shareholders; (c) an unlawful distribution; or (d) an intentional violation of a criminal law. It should be noted that the provisions eliminating liability of directors limit the remedies available to a shareholder diss atisfied with a Board decision which is protected by the provision. An aggrieved shareholder's only remedy in such a circumstance is to sue to stop the completion of the Board's action. In many situations, this remedy may not be effective. Shareholders, for example, may not be aware of a transaction or an event until it is too late to prevent it. In these cases, the shareholders and NECO could be injured by a careless Board decision and yet have no effective remedy. Management believes that limiting director's liability is in the best interest of the shareholders and NECO, as it should enhance NECO's ability to attract and retain qualified individuals to serve as directors of NECO by assuring directors (and potential directors) that their good faith decisions will not be second-guessed by a court evaluating decisions with the benefit of hindsight. This is particularly applicable, management believes, in the recruitment of outside directors who are not employees of NECO and who may, therefore, bring additional objectivity and experience to the Board of Directors. Management believes that the diligence exercised by directors stems primarily from their desire to act in the best interest of NECO and not from a fear of monetary damage awards. Consequently, management believes that the level of scrutiny and care exercised by directors will not be lessened by this provision of the Articles of Incorporation.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     This Article has been added to provide that NECO shall indemnify directors to the fullest extent permitted by the Utah Revised Business Corporation Act and that NECO may indemnify officers, employees, or agents as authorized by the bylaws and the Board of Directors. The Board of Directors believes that indemnification for directors is important to enable NECO to attract and retain competent directors. The Board of Directors believes that permissive indemnification for others, as determined by the Board of Directors, is important because it permits indemnification in appropriate circumstances. The indemnification provisions in the Articles may require NECO to indemnify individuals against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, that may arise by reason of their status or service as directors, officers, or agents (other than liabilities arising from willful misconduct of a culpable nature) and to advance expense incurred as a result of any proceeding against them as to which they could be indemnified, although NECO has no insurance policies for such indemnification in place. As a result of such indemnification limitations, any large damage awards that are not compensated by insurance will come directly from NECO's treasury. The Board of Directors has adopted Bylaws to include Article V, Indemnification of Directors, Officers, Agents and Employees. This Article parallels the provisions in the Articles of Incorporation.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 5th, 2001, HJ & Associates, L.L.C resigned as auditors of New Energy Corp. HJ & Associates, L.L.C had been the auditor of UBETIGOLF, Inc. (a Utah Corporation) prior to the acquisition of New Energy Corporation (a California Corporation). (See 8K filed by Company on February 15th, 2002).

     The Company has retained the services of Merdinger, Fruchter, Rosen & Corso, P.C.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     99.1      New Energy Corporation Financial Statements for October 31, 2001.

(b)  PRO FORMA FINANCIAL INFORMATION.

     99.2      UBETIGOLF, INC. Proforma Financial Statements, October 31, 2001

     99.3 UBETIGOLF, INC. AND SUBSIDIARY D/B/A NEW ENERGY CORPORATION, Consolidated Financial Statements (Unaudited), January 31, 2002

(c)  EXHIBITS

     2.1 Acquisition Agreement with New Energy Corporation (Incorporated by Reference on Company's Form 8-K filing of 12/03/2001).

     3.1       Articles  of   Incorporation.   (Incorporated   by  reference  on
               Company's Form SB-2 filing of 6/9/2000).

     3.2 Amended Articles of Incorporation (Incorporated by reference on Company's Form 8-K filing of 12/03/2001).

     3.3 Bylaws (Incorporated by reference on Company's Form SB-2 filing of 6/09/2000).

     10.1 Lease between New Energy Corporation and La Jolla Apartment Center, LLC. (Dated January 17th, 2002).

     10.2 Energy Purchase Agreement with Andrew M. Martin Co. (Dated March 5th, 2002)

     10.3 Assignment Agreement between MegaWatt Energy Corporation and New Energy Corporation. (Dated December 20th, 2001).

     10.4 Technology License Agreement with MegaWatt Energy Corporation (Dated March 20th, 2002).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        UBETIGOLF, INC.
                                        D/B/A
                                        New Energy Corporation


                                        /s/ John McDonald
                                        ----------------------------------------
                                        John McDonald/President
                                        Date: 5/13/02


                                        /s/ Matt Rogers
                                        ----------------------------------------
                                        Matt Rogers/Vice-President
                                        Date:5/13/02


                                        /s/ Tor Ewald
                                        ----------------------------------------
                                        Tor Ewald/Secretary
                                        Date:5/12/02